SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                LADISH CO., INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

               LADISH RESPONDS TO DISSIDENT SHAREHOLDER'S FILING

Cudahy, WI, April 25, 2003 - Ladish Co., Inc. (www.ladishco.com) (Nasdaq: LDSH) issued the following statement in response to preliminary proxy materials filed by a dissident shareholder who is seeking to take control of the company without providing any value to shareholders:

      o LADISH'S BOARD AND MANAGEMENT TEAM ARE ACTIVELY FOCUSED ON DELIVERING VALUE TO ALL LADISH SHAREHOLDERS. For the past five years, Ladish has consistently outperformed its industry peer group based on total cumulative shareholder return on its common stock. Ladish continues to move forward with the strategic initiatives that support its market leadership and drive profitable growth. Through successful strategic acquisitions, investments in critical technologies and upgrades, careful control of costs and attention to the needs of its customers, Ladish is executing on its business plan and retaining its market position during this industry downturn while positioning itself to capitalize on future growth opportunities. Despite an extremely challenging market environment, Ladish has continued to win new long-term contracts, including programs with General Electric, Rolls-Royce and Pratt & Whitney.

      o LADISH IS WELL POSITIONED WHEN THE AEROSPACE AND INDUSTRIAL MARKETS RECOVER. INDUSTRY ANALYSTS HAVE NOTED THAT:

         "We continue to regard Ladish as an indispensable participant in a greatly consolidated aerospace supply chain." (Thomas J. Lewis, C.L. King & Associates, 04/14/03)*

         "The balance sheet remains in decent shape, in our view (which should help the company endure the commercial aerospace downturn)." (Adam B. Weiner, Credit Suisse First Boston, 01/30/03)*

         "In our estimation, Ladish is doing about as well as can be expected in the difficult aerospace environment at this time, generating positive cash flow and holding on to market share." (Thomas J. Lewis, C.L. King & Associates, 02/03/03)*

      o THE LADISH BOARD OF DIRECTORS AND MANAGEMENT TEAM ARE SEASONED LEADERS WHO TOGETHER HAVE OVER 300 YEARS OF INDUSTRY EXPERIENCE. Current Board members and the management team have successfully managed the company through a number of industry cycles. They fully understand the importance of controlling costs through the low points of industry cycles while positioning the company to capitalize on opportunities when the industry turns up.

      o THE LADISH BOARD OF DIRECTORS HAS DEMONSTRATED ITS COMMITMENT TO STRONG CORPORATE GOVERNANCE PRINCIPLES. Ladish has a progressive corporate governance structure that includes the annual election of all directors and a highly qualified, independent Board.

      o GRACE BROTHERS HAS NO PLAN FOR THE COMPANY. By its own admission, Grace Brothers "does not have any current specific plans or proposals for maximizing shareholder value." They appear to believe that greater shareholder value in a difficult market period will simply flow from having different directors with less experience and no prior track record in running the company's business.

--------
* Permission to use quotation neither sought nor obtained.


                                     Page 2

      o GRACE BROTHERS IS ATTEMPTING TO TAKE CONTROL OF LADISH WITHOUT PAYING FOR IT. Grace Brothers is already represented by 2 board members out of 7 -- proportional to their 29% equity stake in the company. If their slate is elected, Grace Brothers would take control of the Board without paying the company's remaining shareholders anything at all. The company believes that Grace Brothers' claim to want additional independent directors is disingenuous since Grace Brothers previously rejected a proposal to add additional independent directors unless they were Grace Brothers' designees. The company believes that Grace Brothers simply wants control for free.

      o GRACE BROTHERS' INTERESTS ARE NOT ALIGNED WITH THE INTERESTS OF OTHER SHAREHOLDERS. Grace Brothers acquired the majority (74%) of their shares through the exercise of warrants at an exercise price of $1.20 per share. Its relatively low basis in these shares may lead them to view strategic opportunities for the company and its shareholders very differently from the company's other shareholders. In contrast, the current Board of Directors is fully aware of its fiduciary duties and, as in the past, will continue to consider all strategic opportunities that are presented to the company.

          We urge Ladish shareholders to REJECT GRACE BROTHERS' efforts to seize control of the company by voting AGAINST its director nominees and voting FOR the Board's proposal to re-elect the seven existing Board members on the company's WHITE proxy card.

Ladish shareholders who have questions or need assistance voting their shares can call the company's proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. Banks and brokers can call collect at (212) 750-5833.

The company and certain other persons may be deemed participants in the solicitation of proxies from shareholders in connection with the company's 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the company's Proxy Statement filed with the Securities and Exchange Commission on April 2, 2003. Shareholders are advised to read the company's Proxy Statement and other relevant documents when they become available, because they contain or will contain important information. Shareholders may obtain, free of charge, copies of the company's Proxy Statement and any other documents filed by the company with the SEC in connection with the 2003 Annual Meeting of Shareholders at the SEC's website at (http://www.sec.gov) or by contacting the company at the number listed below.

                                     Page 3

Certain statements made in this press release and other written or oral statements made by or on behalf of the company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Among the factors that might impact the company's performance are market conditions and demand for the company's products; competition; interest rates and capital costs; technologies; continued impact upon the commercial aerospace industry from the September 11, 2001 terrorist attacks; raw material and energy prices; unstable governments and business conditions in emerging economies; taxes; and legal, regulatory and environmental issues. These and other important risk factors regarding the company are included under the caption "Forward Looking Statements" in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

Ladish Co., Inc. is a leading producer of highly engineered, technically advanced components for the jet engine, aerospace and general industrial markets. Ladish is headquartered in Cudahy, Wisconsin with operations in Wisconsin, Oregon and Connecticut. Ladish common stock trades on Nasdaq under the symbol LDSH.

Contacts:

Ladish Co., Inc.
Wayne E. Larsen
(414) 747-2935

Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Barrett Godsey
(212) 355-4449